[LETTERHEAD OF COYLE HAMILTON]

EXHIBIT 10.37

3rd August 1994

STRICTLY PRIVATE & CONFIDENTIAL

Mr. Val Mills,                                                                                                                               [GRAPHIC LOGO]

Financial Controller,

Mc Ghan Limited,

Kilbride Industrial Estate,

Arklow,

Co. Wicklow.

Dear Val,

RE: THE MC GHAN LTD RETIREMENT BENEFIT SCHEME

Further to your letter dated 29th July last, I enclose a copy of the Trust Deed & Scheme rules for the above.

I trust this is in order.

Kind regards,

Yours sincerely,

/s/ John Mc Govern
John Mc Govern
Senior Corporate Pensions Consultant

Enc.

OIFIG AN CHIGIRE CANACH,

(OFFICE OF THE INSPECTOR OF TAXES),

CEANTAR SOCHAR SCOIR,

(RETIREMENT BENEFITS DISTRICT),

TEACH LANDSDUIN,

(LANDSDOWNE HOUSE),

BOTHAR LANSDUIN,

(LANSDOWNE ROAD),

BAILE ATHA CLIATH 4.

(DUBLIN 4.)

Mr. Ray Walsh,	THIS MATTER IS BEING DEALT WITH BY
Group Business - Client Servicing 3,
Irish Life Assurance P.L.C.,	Ms. M. Kinsella.
Irish Life Centre,
Lower Abbey Street,
Dublin 1.
19th June, 1991.

Re:	McGhans Limited,
Retirement Benefits Scheme,
Group Policy No. 407347.

Dear Sir,

With reference to your letter dated 11th June, 1991 I am authorized by the Revenue Commissioners to inform you that the abovenamed scheme has been approved as a retirement benefits scheme for the purposes of Chapter II, Part 1, Finance Act, 1972, with effect from 1st February, 1990 and will be treated as an ‘exempt approved scheme’ for the purposes of Section 16 of that Act with effect from 29th November, 1990.

The approval is given on the understanding that this District will at once be notified of any alteration to the terms of the scheme and will be conditional on compliance with paragraphs 2 and 4 of Part I, First Schedule, Finance Act, 1972, and with any undertakings given.

A duplicate of this letter is attached.

Yours faithfully,

/s/ M. Brennan
M. Brennan,
Inspector of Taxes.

DECLARATION OF TRUST

[LOGO]

THIS DECLARATION OF TRUST is made the 29th day of NOVEMBER 1990 BETWEEN McGHAN LIMITED whose registered office is situate at Kilbride Industrial Estate Arklow County Wicklow (hereinafter called the “Principal Employer”) of the one part and COYLE HAMILTON TRUSTEES LIMITED whose registered office is situate at 7-9 South Leinster Street Dublin 2 and PATRICK FLOOD of 3 Sunville Court, North Circular Road, Limerick (hereinafter called the “Trustees”) of the other part.

WHEREAS:

(A)                              The Principal Employer has determined to establish under irrevocable trusts a retirement benefits scheme to be known as the McGhan Limited Retirement Benefits Scheme (hereinafter called the “Scheme”) for such employees of the Principal Employer and Associated Employers (which expression is defined below and shall hereinafter have the same meaning) as are or shall be included therein in accordance with the provisions of the Scheme (hereinafter called “Members”).

“Associated Employer” means any person or firm associated with or directly or indirectly controlled by the Principal Employer and which with the consent of the Principal Employer and which with the consent of the Principal Employer and of the Revenue Commissioners executes a Deed of Adherence whereby such person or firm adheres to and is included in the Scheme and whereby such person or firm agrees to be bound by the regulations governing the Scheme.

“the Employers” means the Principal Employer and any and every Associated Employer or such one or more of them as the context shall determine or the circumstances shall require and “the Employers” in relation to any Member means that one or more of the Employers in whose service the Member is at the relevant time.

(B)                                The Trustees have requested or are about to request Irish Life Assurance Plc (hereinafter called “the Life Office”) to grant an assurance or assurances to provide the benefits under the Scheme.

NOW IT IS HEREBY WITNESSED AND DECLARED AS FOLLOWS:

1.                                       The Scheme is hereby established by the Principal Employer under irrevocable trusts and shall commence on the 1st February 1990 (hereinafter called “the Commencing Date”) for the main purpose of providing relevant benefits as defined in Section 13(1) of the Finance Act, 1972.

2.                                       The full provisions of the Scheme are set forth in the Rules of the Scheme scheduled hereto (hereinafter called “the Rules”) and the Scheme shall have effect as provided in the Rules.

3.                                       The Scheme is a retirement benefits scheme as defined by Section 14 of the Finance Act 1972 capable of being approved by the Revenue Commissioners pursuant to Section 15 of the Finance Act 1972 and of being treated by the said Commissioners as an exempt approved scheme pursuant to Section 16 of the Finance Act 1972 and nothing in this Declaration of Trust or the Rules shall operate to prejudice such treatment of the Scheme by the Revenue Commissioners.

4.             The Principal Employer hereby appoints the Trustees to be Trustees hereof.

5.                                       The Trustees shall hold all benefits payable under the Scheme in trust for the respective persons for whose benefit the said benefits are payable in accordance with the Rules.

6.                                       The power to appoint a new trustee or trustees and to dismiss a trustee (save a sole trustee) shall be vested in the Principal Employer unless the Principal Employer shall be dissolved or be unable or unwilling to act in the trusts and in all or any of such events the said powers shall be vested in and exercisable by the Life Office and if a Corporate Body shall act as the trustee the term “Trustees” appearing in the Deed shall be read as if it were in the singular.

7.                                       The Trustees of the Scheme will be responsible for the discharge of all duties imposed on the Administrator of the Scheme under Part 1 Chapter 11 of the Finance Act 1972 and shall manage and administer the Scheme in accordance with the Rules.

8.                                       (1)           The Trustees of the Scheme will on or after the Commencing Date effect an assurance or assurances with the Life Office in respect of the Members and may on any date thereafter effect a further assurance or assurances with the Life Office in respect of them or any one of them and any such assurance shall (except to the extent that a Member has agreed with the Employers to contribute any part thereof) be effected and maintained at the cost of the Employers. The amount of the contributions to be paid by the Employers to the said assurance or assurances shall from time to time be determined by the Principal Employer and contributions payable by any Associated Employers to the said assurance or assurances shall be paid at such intervals as the Principal Employer shall require. Provided that the Employers shall have borne not less than one-third of the total cost of the benefits being provided under all retirement benefit schemes of the Employers in respect of each Member at his normal retirement age.

                                                (2)           The assurance or assurances effected under the Scheme in respect of any Member must not be such that the value thereof is likely in any event to exceed that of the maximum benefit prescribed by the Revenue Commissioners which may in that event be provided in respect of that person under the Scheme and the Trustees of the Scheme shall consider all such assurances at least once in every five years and if as a result of such reconsideration it appears that any assurance is excessive the premium payable thereunder shall be reduced, suspended or cease to be paid.

                                                (3)           Any assurance or assurances effected under the Scheme will be subject to the terms of the policy or policies issued to the Trustees of the Scheme by the Life Office.

9.             Throughout this Declaration of Trust :

(i)                                     words importing the male gender shall be construed as including the female gender and vice versa and words importing neuter gender shall be construed as including male and female genders except where the context otherwise requires

(ii)                                  words in the singular shall be construed as including words in the plural and words in the plural as including words in the singular except where the context otherwise requires.

10.           The Scheme shall be wound up

(1)                                  On the expiration of twenty-one years after the death of the last survivor of the issue of his late Britannic Majesty King George VI living on the date of this Declaration of Trust (which period is hereinafter called “the Trust Period”) unless there has been legislation therebefore making it lawful for the trusts of the Scheme to continue

(2)                                  On the making of an Order or an effective resolution being passed for the winding up of the Principal Employer unless a new employer of some or all of the Members is willing to enter into an agreement as provided in the Rules for the purpose of continuing the Scheme

(3)                                  On the passing of an effecting resolution by the Principal Employer of the Scheme expressing the intention to wind-up the Scheme.

11.           (i)                                     The Trustees if a body corporate shall exercise its powers and execute its duties hereunder by resolutions of its Directors for the time being or the Trustee may act by its proper officers appointed for the purpose. Such Trustee shall be paid such fees as may from time to time be agreed between the Principal Employer and the Trustee and the Trustee may retain for itself any commission or remuneration returned or allowed by stockbrokers Life Offices or other agents. Notwithstanding the power to charge for its service the Trustees shall be entitled subject to the agreement of the Principal Employer to employ Solicitors Actuaries Accountants and other agents (including any of the officers of the Trustee or of its subsidiary companies) and be reimbursed with any expense which may legally be retained or paid by a private trustee.

(ii)                                  The Trustees shall have and be entitled to exercise all powers rights and privileges in connection with the Scheme requisite or proper to enable them to carry out all or any transaction act deed or thing arising under or in connection with the Rules and any assurance or assurances aforesaid effected by them with a Life Office under the provisions of this Deed and the consent or concurrence of either the Principal Employer  or the Members or any of them shall not be necessary in connection with the giving of any receipt or discharge or the making of any payment or the doing of any act in connection with the Rules or the said assurance or assurances or any of them. Persons transacting business with the Trustees in relation to the Scheme shall not be entitled to or be under any obligation to make enquiry of the Trustees or the Principal Employer or the Members as to the application of funds in the hands of the Trustees and all persons paying money to the Trustees shall be completely and sufficiently discharged by their receipt for the same.

(iii)                               The Trustees may from time to time in writing authorize such person or persons as they shall think fit to draw cheques on any banking account or to endorse any cheque or give receipts and discharges and every such receipt and discharge shall be as valid and effectual as if it were given by the Trustees.

(iv)                              In the event of the appointment of Trustees other than a corporate trustee acting as sole trustee of these presents the Trustees may meet together for the despatch of business adjourn and otherwise regulate their meetings as they think fit. All business brought before a meeting of the Trustees shall be decided by a majority of the votes of the Trustees present and voting thereon and in case of any equality of votes the chairman of the meeting shall have a second or casting vote. Two Trustees at a meeting shall form a quorum. Should there be any equality of votes on the election of a chairman at any meeting the chairman shall be chosen by lot.

(v)                                 For the purpose of providing the benefits under the trust the Trustees may rely and act upon the advice of an actuary or upon quotations furnished to it by the Life Office and shall not in any event incur any liability or responsibility whatsoever in the event of such advice or quotation proving subsequently to be incorrect or in any way insufficient for its purposes.

(vi)                              Subject to the prior agreement of the Revenue Commissioners and to any conditions imposed by them the Trustees may appoint the Principal Employer and or the Life Office as its agent for the purposes of paying any pension or pensions which arise under the Scheme and the receipt of the Principal Employer  and or the Life Office shall be sufficient discharge to the Trustees for the payment of such pension or pensions.

(vii)                           No Trustee hereof shall be responsible chargeable or liable in any manner whatsoever for or in respect of any loss or any depreciation or default upon any of the assurances in or upon which the moneys and assets of the Scheme or any part thereof may at any time be invested pursuant to the provisions hereof or for any delay which may occur from whatever cause in the investment of any moneys belonging to the Scheme or for the safety of any securities or documents of title deposited by the Trustees for safe custody or for the exercise of any discretionary power vested in the Trustees by this Deed or by the Rules or by reason of any other matter or thing except wilful default on the part of the Trustee who is sought to be made liable.

(viii)                        The Trustees shall have the benefit of all indemnities conferred upon trustees generally by statute or otherwise and the Principal Employer shall keep the Trustees indemnified against any actions claims and demands arising out of anything lawfully done or caused to be done by it in the exercise of the powers and discretions vested in it by these presents.

12.                                 The Principal Employer with the consent of the Trustees of the Scheme (if the Principal Employer is not at the relevant time Trustee of the Scheme) and of the Life Office may at any time amend any of the provisions of this Declaration of Trust and the Rules provided that no amendment shall be made which

(1)                                  varies the main purpose of the Scheme namely the provision of relevant benefits as described in Section 13 (1) of the Finance Act, 1972 or results in loss of the approval of the Revenue Commissioners so long as the same shall be necessary for exemption or relief from taxation or shall otherwise in the opinion of the Life Office be necessary or desirable

(2)                                  authorizes the accrual or enjoyment of any benefits under the Scheme by the Principal Employer or any Associated Employer except in respect of any surplus remaining after termination of the Scheme

(3)                                  extends the operation of the Scheme beyond the Trust Period.

13.                                 All disputes and differences arising out of the Scheme or otherwise in connection therewith shall be referred to arbitration pursuant to the provisions of the Arbitration Act 1954 and any amendment thereof.

IN WITNESS whereof these presents have been executed the day and year first above written.

PRESENT when the Common Seal of

McGHAN LIMITED

was affixed hereto:

[SEAL]

/s/ P. Flood	Director
/s/ Val Mills	Secretary ACTING

PRESENT when the Common Seal of COYLE HAMILTON TRUSTEES LIMITED was affixed hereto:

/s/ Malcolm Albertson	Director
/s/ Elle McKree	Director

SIGNED SEALED AND DELIVERED by the said PATRICK FLOOD in the presence of:		/s/ P. Flood

/s/ Val Mills

VAL MILLS

40 CEDARMOUNT ROAD

MOUNT HERRION

CO DUBLIN

SCHEDULE

RULES

OF THE

McGHAN LIMITED

RETIREMENT BENEFITS SCHEME

Established by the Declaration of the Trust to which these Rules are scheduled and constituted for the main purpose of the provision of relevant benefits as defined in Section 13(1) of the Finance Act, 1972 in respect of service as an employee, being benefits payable to, or to the Dependants or personal representatives of, the Members.

Definitions:                                                                                  1.             In these Rules where the context so admits : (i) words importing the male gender shall be construed as including the female gender and vice versa and words importing neuter gender shall be construed as including male and female genders except where the context otherwise requires (ii) words in the singular shall be construed as including words in the plural and words in the plural as including words in the singular except where the context otherwise requires and (iii) the following words and expressions shall have the following meanings:

“Administrator” means the Administrator appointed by the Declaration of Trust for the purposes of the Finance Act.

“Associated Employer” shall have the meaning ascribed thereto in the Declaration of Trust.

“Commencing Date” means the date on and from which the Scheme came into operation and effect which date is identified in the Declaration of Trust by reference to the designation “the Commencing Date”.

“the Declaration of Trust” means the Declaration of Trust to which the Rules are scheduled.

“Dependant” means the spouse or child of a Member or any other person who is wholly or substantially dependent upon the Member for the ordinary necessaries of life.

“20% Director” means any director who either alone or together with his spouse and minor children is or becomes or at any time within three years of the specified Normal Retirement Age, or earlier cessation or service was the beneficial owner of shares which, when added to any shares held by the trustees of any settlement to which the director or his spouse had transferred assets, carry or carried more than 20% of the voting rights in the Employers or in a company which controls the Employers.

“Employers” shall have the meaning ascribed to “the Employers” in the Declaration of Trust.

“Final Remuneration” means

(a)                                  if the Member is not a 20% Director whichever is greatest of (1), (2) and (3) below

or

(b)                                 if the Member is a 20% Director (2) below.

(1)                                  basic pay of the Member for any one of the five years preceding retirement date plus the average over a period of three years or such other period as the Revenue Commissioners will permit of any fluctuating emoluments which averaging must end on the last day of the year for which basic pay is taken for the purposes of this calculation

or

(2)                                  the average of the Member’s total emoluments for any three or more consecutive years ending not earlier than 10 years before retirement date

or

(3)                                  save only in a case which the Revenue Commissioners will not permit the annual rate of basic pay at the date of retirement or at any date within the previous year plus the average of any fluctuating emoluments calculated over a period of three years ending on the relevant date or over such other period as the Revenue Commissioners shall permit.

PROVIDED THAT

(i)                                     for the purposes of calculating Final Remuneration where remuneration under (1) and (2) above is calculated by reference to a year or years other than the twelve months ending with Normal Retirement Age each such year’s remuneration may be increased in proportion to the increase in the cost of living as measured by the Consumer Price Index for the period from the end of the year up to Normal Retirement Age.

(ii)                                  proviso (i) hereof may not be applied if the Member is a 20% Director unless it can be shown to the satisfaction of the

Revenue Commissioners that the amount of the non-commutable pension payable or remaining payable or payable before the application of rules permitting commutation of the whole of the benefits to the director is not less than two-thirds of the annuity equivalent of all retirement benefits payable to the director (or to which he is entitled) under all schemes of the Employers at the time any lump sum benefits are to be paid to him under the Rules.

(iii)                               no remuneration as a director for which the employee is accountable to any other person by virtue of any directorship or employment or which is treated for tax purposes as a receipt of a trade or profession carried on by him shall be included in his remuneration for the purposes of this definition.

“the Finance Act” means Part I Chapter II of the Finance Act 1972 and shall be deemed to include any statutory amendment or re-enactment thereof for the time being in force.

“Life Office” means Irish Life Assurance Plc.

“Member” means a person who is currently included in the Scheme in accordance with Rule 2.

“Member’s Explanatory Booklet” means the booklet entitled “Members Booklet” issued to the Member in conjunction with a personal Statement of Benefit by the Trustee and by which the Member is notified of details of the Scheme and includes any subsequent notifications issued by the Trustees of any variations in such details.

“Normal Retirement Age” means the date identified in the Member’s Statement of Benefit by reference to the designation “Normal Retirement Age”.

“Principal Employer” means the person, persons or body corporate referred to in the Declaration of Trust as being the Principal Employer and identified therein by reference to the designation “the Principal Employer”.

“Retirement Lump Sum Benefits” means lump sums the Member has earned with previous employers and includes:

(a)                                  lump sums received or receivable from any scheme including sums received or receivable in commutation of pension

(b)                                 sums received or receivable in commutation of retirement annuities under contracts approved under Section 235 Income Tax Act 1967

(c)                                  amounts received by way of refund of contributions and any interest thereon, if they were received after the age of 45 and exceeded £2,000.

PROVIDED THAT benefits at (a) and (b) may ignored if they do not exceed £200 in all .

“Retained Pension Benefits” means benefits the Member has earned with previous employers and includes :

(a)                                  pensions, whether deferred or already in payment, including any part of a deferred pension which is commutable

(b)                                 the annuity equivalent of lump sums, received or receivable, including any already received in commutation of pension

(c)                                  where so required by the Revenue Commissioners, retirement annuities under Section 235 Income Tax Act 1967 in respect of previous self-employment or non-pensionable service

(d)                                 the annuity equivalent of any amount received by way of refund of contributions and any interest thereon if they were received after the age of 45 and exceeded £2,000.

PROVIDED THAT benefit at (a), (b) and (c) may be ignored if their annuity equivalent does not exceed £52 in all.

“Rules” means this set of Rules.

“Scheme” means the Scheme established by the Declaration of Trust and identified in the Declaration of Trust by reference to the designation “the Scheme”.

“Statement of Benefit” means the leaflet entitled “Statement of Benefit” as issued in conjunction with the Member’s Explanatory Booklet from time to time.

“Trustees” means Coyle Hamilton Trustees Limited its successors in business or its assigns and Patrick Flood or other the Trustee or trustees for the time being of the Scheme.

Membership:                                                                          2.             (1)          A person shall be eligible for inclusion in the Scheme if

(a)                                  he is an employee of the Employers in the Republic of Ireland. For this purpose “employee” includes any officer, director or manager of the Employers and also any former employees of the Employers

and

(b)                                 the Employers in their absolute discretion shall so decide.

(2)           A person eligible under (1) of this Rule shall be included in the Scheme when he shall have agreed with the Employers to such inclusion

(3)           A Member of the Scheme will be given written particulars of all essential features of the Scheme which concern him.

Member’s Contributions	3.	A member shall be permitted to make personal contributions towards the cost of providing his retirement benefits hereunder of such amount as shall be agreed between that Member and the Employers.
Subject to the agreement of the Member contributions paid by him shall be deducted from his salary or wages by the Employer.

PROVIDED THAT a Member shall not in any year pay contributions to the Scheme which when aggregated with total contributions paid by him to all other retirement benefit schemes would exceed fifteen percent of his remuneration (exclusive of such remuneration as is described in proviso (iii) of the definition of Final Remuneration) in respect of that year except where a Member with the consent of the Trustee pays a special contribution to the Scheme.

Benefits at Normal Retirement Age	4.

(1)           If a Member ceases to be in service at Normal Retirement Age otherwise that by his  death the Trustee shall apply the proceeds of the relevant assurance or assurances relating to that Member in the provision of the following benefits :

(a)           an annuity on the life of the Member and/or

(b)           all or any of the following benefits:

(i)                                     a lump sum payable to the Member being a surrender of the whole or a part of his annuity under the Scheme

(ii)                                  an annuity on the life of the Dependant (not being a child) of the Member beginning on  or after the Member’s death

(iii)                               an annuity or annuities in respect of any one or more of the Member’s children beginning on or after the Member’s death.

(iv)                              such other benefit as will not prejudice exempt approval of the Scheme under the Finance Act.

and any such annuity shall be purchased according as the Trustee directs from the Life Office or some other life office or some other life office licenced to carry on assurance business in the Republic of Ireland under the terms of the Insurance Act 1936 or any statutory amendment or re-enactment thereof for the time being in force.

(2)           An annuity on the life of the Member may be expressed to be guaranteed for any period not exceeding ten years to the effect that if the Member dies before his annuity has been paid to him for the guaranteed period the annuity shall for the remainder of that period be payable to the Member’s legal personal representatives or to such Dependant of the Member as the Trustee in its discretion shall decide.

(3)           Where an annuity on the life of the Member is expressed to be guaranteed as described in (2) of this Rule for a period not exceeding five years the annuity may be further expressed to be with payment of a lump sum on the Member’s death within the guaranteed period in lieu of and not exceeding in amount the sum of the further instalments of the annuity which would have been payable from the date of his death to the end of the guaranteed period if he had lived until that date.

(4)           Subject to (1)(b)(i), (2) and (3) of this Rule an annuity on the life of the Member or of a Dependant or in respect of a child will be non-commutable and non-assignable.

(5)           Any child’s or children’s annuity will be paid according as the Trustee determines to the child or to one or more of the children in respect of whom it is provided or to such person as is in the opinion of the Trustee best fitted for that purpose to be held or used by such person for the maintenance support and benefit of that child or any one or more of such children and the receipt of such person shall be a full discharge to the Trustee. A children’s annuity will cease on the attainment by the child to whom it is payable of age 18 or age 21 if in receipt of full-time education or on earlier death.

(6)           An annuity payable to the Member or to a Dependant or to or in respect of a child may be such that it shall be increased by way of increment on each anniversary of the date on which it commenced to be payable in the case of an annuity payable to the Member or on each anniversary of the date of the Member’s retirement in the case of an annuity payable to a Dependant or to or in respect of a child and in any case such increments shall continue to be paid for so long as the annuity continues to be payable. The rate of increase shall be such percentage as the Trustee and the Life Office shall agree subject to the limitation of the Revenue Commissioners that the increase on an annuity shall not exceed the rise in the cost of living over the period of payment as measured by the Consumer Price Index or any other suitable index agreed by the Revenue Commissioners and to any other limitations of the Revenue Commissioners.

(7)           The amount of the annuity payable to the Member on retirement at Normal Retirement Age shall be restricted if necessary so that when it is added to all corresponding benefits to which he is entitled under other retirement benefits schemes of the Employers and any Retained Pension Benefits the total does not exceed the amounts set out below:

(a)           two-thirds of the Member’s Final Remuneration

or

(b)                                 where the Member’s number of completed years of service with the Employers at Normal Retirement Age is less than forty, one-sixtieth or such higher fraction as the Revenue Commissioners will approve of the Member’s Final Remuneration for each year of service with the Employers.

(8)           The amount of the lump sum shall be restricted if necessary so that when it is added to all other lump sum benefits to which the Member is entitled under other retirement benefits schemes of the Employers and any Retained Lump Sum Benefits the total does not exceed three-eightieths of the Member’s Final Remuneration for each year of service with the Employers subject to a maximum of forty years (or such higher amount as the Revenue Commissioners will approve).

(9)           The amount the annuity payable to a Dependant or to a child of a Member shall be restricted if necessary so that when it is added to all corresponding benefits payable to or in respect of such Dependant or child (i) under other retirement benefits schemes of the Employers for such Member or (ii) where the Revenue Commissioners so require derived from retirement benefits schemes or from contracts approved under Section 235 or 235A Income Tax Act 1967 relating to earlier employments of such Member and exceeding £52 per annum the total does not exceed two-thirds of the maximum pension which could be provided for the Member under these Rules plus any post-retirement increases.

(10)         The aggregate amount of all Dependant’s annuities and children’s annuities for a Member shall be restricted if necessary so that when added to all corresponding benefits payable to or in respect of such Dependants or children (i) under other retirement benefits schemes of the Employers for such Member or  (ii) where the Revenue Commissioners so require derived from retirement benefits schemes or from contracts approved under Section 235 or 235A Income Tax Act 1967 relating to earlier employments of such Member and exceeding £104 per annum the total does not exceed the maximum pension which could be provided for the Member under these Rules plus any post-retirement increases.

(11)         The maximum amount of Member’s annuity is reduced by the annuity equivalent of any lump sum paid or payable to that Member under these Rules or under any other retirement benefits scheme of the Employers and where the Revenue Commissioners so require by any Retained Pension Benefits.

(12)         Subject to the Revenue Commissioners restrictions on the maximum permissible annuity as described in (7) above the lump sum payable under the Scheme is not restricted to any maximum if the amount of the annuity which would be provided by the application to the purchase thereof of the whole of the proceeds of the relevant assurance or assurances relating to that Member would (together with all corresponding benefits including the annuity equivalent of lump sums received or receivable under other retirement benefits schemes of the Employers) be less than £104 per annum or if the Member is in an exceptional state of serious ill-health.

Benefits After Normal Retirement Age	5.

(1)           If the Member remains in the service of the Employers after Normal Retirement Age and ceases to be in service at a later date otherwise than by his death the Trustee shall apply the proceeds of the relevant assurance or assurances relating to that Member in the provision of the benefits as described in Rule 4(1) except that these benefits shall be provided at his later date of retirement instead of at his Normal Retirement Age.

(2)           If the Member continues to serve after Normal Retirement Age he may elect in lieu of waiting to receive his benefits at his later date of retirement as described in (1) of this Rule to receive at Normal Retirement Age or at any date between Normal

Retirement Age and his late date of retirement either his lump sum, or his annuity and lump sum benefits to which he would have been entitled under the Scheme if he had retired rather than defer all benefits until actual retirement. In such circumstances the Trustee shall apply the proceeds of the relevant assurance or assurances relating to that Member accordingly.

(3)           Rule 4(2), 4(3), 4(4), 4(5) and 4(6) will apply also in respect of annuities payable under (1) and (2) of this Rule.

(4)           The amount of the annuity payable to the Member on retirement after Normal Retirement Age shall be restricted if necessary so that when added to all corresponding benefits to which he is entitled under other retirement benefits schemes of the Employers and any Retained Pension Benefits the total does not exceed the amounts set out below:

(a)                                  if the Member is not a 20% Director the maximum amount which could have been paid to him had he retired at Normal Retirement Age actuarially increased to have regard to the period of deferment.

or

(b)                                 if the Member is a 20% Director the maximum amount which could have been paid to him had he retired at Normal Retirement Age actuarially increased to have regard to the period of deferment by an amount which is not so great that the annuity payable would exceed the maximum annuity approvable by the Revenue Commissioners if the date of actual retirement (or age 70 if earlier) was deemed to be the Normal Retirement Age of the Member except that this limitation does not apply to increases after attainment of age 70.

PROVIDED THAT if the Member is a 20% Director and elects to take his lump sum benefit at Normal Retirement Age or at any date between Normal Retirement Age and his later date of retirement and to defer his annuity until his actual retirement, his annuity may not be increased as described in 4(b) of this Rule and may only be increased by reference to increases in the Consumer Price Index.

(5)           Rule 4(8), 4(9), 4(10), 4(11) and 4(12) apply also to benefits payable under this Rule.

Benefits on Retirement before Normal Retirement Age	6.

(1)           If a Member ceases otherwise than by his death to be in service before Normal  Retirement Age but not earlier than his 50th birthday unless cessation of service is on account of ill-health or disablement, no further premium shall be paid under the assurance or assurances effected in respect of him and the Trustee will if the Member so requires elect in lieu of the benefits payable under Rule 7 and subject always to (2) and (3) of this Rule to apply the proceeds of the relevant assurance or assurances relating to that Member in accordance with Rule 4 except that such application shall be at his earlier date of cessation of service instead of at his Normal Retirement Age.

(2)           The amount of the annuity payable to the Member in the event of cessation of service under (1) of this Rule shall be restricted so that when it is added to all corresponding benefits and the annuity equivalent of lump sums received or receivable to which he is entitled under other retirement benefits schemes of the Employers and any Retained Pension Benefits the total does not exceed the greater of :

(a)                                  one-sixtieth of the Member’s Final Remuneration for each year of service with the Employers subject to a maximum of forty years

or

(b)                                 such proportion of the amount which would be applicable under Rule 4(7) if the Member had remained in the service of the Employers until Normal Retirement Age as the number of years of service with the Employers completed bears to the number of years between the date of entry into service with the Employers and Normal Retirement Age any years in excess of forty being disregarded.

(c)                                  such greater amount as the Revenue Commissioners may permit from time to time.

PROVIDED THAT if the Member is retiring on account of ill-health or disablement before Normal Retirement Age the maximum applicable shall be calculated as if he had remained in the service of the Employers until Normal Retirement Age.

(3)           The amount of any lump sum payable to the Member in the event of cessation of service under (1) of this Rule shall be restricted if necessary so that when added to all other lump sum benefits to which the Member is entitled under other retirement benefits schemes of the Employers and any Retained Lump Sum Benefits the total does not exceed the greater of:

(a)                                  three-eightieths of the Member’s Final Remuneration for each year of service with the Employers subject to a maximum of forty years

or

(b)                                 such proportion of the amount which would be applicable under Rule 4(8) if the Member had remained in the service of the Employers until Normal Retirement Age as the number of years of service with the Employers completed bears to the number of years between the date of entry into service with the Employers and Normal Retirement Age any years in excess of forty being disregarded.

PROVIDED THAT if the Member is retiring on account of ill-health or disablement before Normal Retirement Age the maximum applicable lump sum shall be calculated as if he had remained in the service of the Employers until Normal Retirement Age.

(4)           Provided that the Trustee is not required so to apply the proceeds of the relevant assurance or assurances relating to that Member if it is instructed by the Employers that the Member has ceased to be in service by dismissal therefrom for dishonesty misconduct or breach of duty or has himself withdrawn from service to avoid such dismissal or in other circumstances in which the Employers were by reason of his conduct entitled to terminate his employment summarily except to the extent that such proceeds are attributable to any Member‘s contributions or to such greater extent as is agreed between the Member the Employers and the Trustee or the Trustee so decides.

Withdrawal from service before Normal Retirement Age	7.

(1)           If a Member ceases otherwise that by his death to be in service before Normal Retirement Age no further premium shall be paid under the assurance or assurances in relation to that Member and if he is not entitled to or if entitled to does not elect to receive a benefit under Rule 6 he shall be entitled to elect one of whichever of the following options are available to him in accordance with his Member’s Explanatory Booklet:

(a)                                  an immediate payment of the proceeds of the assurance effected with the Life Office in respect of that Member relevant to that Member’s contributions under the Scheme which payment represents a repayment of that Member’s contributions under the Scheme and which payment is reduced by an amount equal to that for which the Administrator is liable to the Revenue Commissioners upon making such payment.  Provided that if the Member is a 20% Director and his pensionable  remuneration from the Employers for any year whilst a Member has exceeded £5,000 he may not elect this option.

(b)                                 the application by the Trustee on the Member’s retirement date of the proceeds of the assurance relating to that Member in accordance with the Rules but subject always to any limitations of the Revenue Commissioners applying to benefits for a Member who retires prior to Normal Retirement Age. For this purpose “retirement date” shall mean whichever of the following dates the Trustee with the agreement of the Member shall decide.:-

(i)                                     Normal Retirement Age

or

(ii)                                  a date earlier than Normal Retirement Age on which that Member could have received a benefit under Rule 6

or

(iii)                               that Member’s normal retirement age under his last employer’s retirement benefits scheme

or

(iv)                              a date later than (i) and (iii) provided that Member is still in employment but not later than his 70th birthday.

(c)                                  the application by the Trustee in accordance with the Rules on the Member’s retirement date as defined in Rule 7(1)(b) of the proceeds of the assurance relating to that Member’s own contributions to the Scheme and to any transfer payment made to the Scheme in respect of him but subject always to the limitations of the Revenue Commissioners applying to benefits for a Member who retires prior to Normal Retirement Age.

PROVIDED THAT at the request of the Member and with the agreement of the Principal Employer the Trustee shall in lieu of the said application at retirement date under option 1(b) or 1(c) hereof apply the proceeds of the relevant assurance or assurances prior to retirement date in the provision by purchase or otherwise from a Life Office of a non-assignable deferred annuity policy or other suitable contract written in the name of the Member providing benefits that are payable under the same conditions as benefits receivable hereunder and the Member’s rights and entitlements shall thereupon be determined in accordance with the provisions of the said policy or contract.

(2)           If the Member dies before the application as specified in (1)(b) or (1)(c) of this Rule the Trustee will apply any proceeds then arising in accordance with Rule 8 as if he had died in service.

Benefits on Death in Service	8.

(1)           If a Member dies in the service of the Employers the Trustee will apply the  proceeds of the relevant assurance or assurances relating to that Member in the provision according as it thinks fit of all or any of the following benefits:

(a)                                  a lump sum which will if necessary be restricted so that when added to all other lump sums provided on death (i) under other retirement benefits schemes of the Employers or (ii) derived from retirement benefits schemes or from contracts approved under Section 235A Income Tax Act 1967 relating to earlier employments of the Member except only such amounts as the Revenue Commissioners will permit to be ignored the total does not exceed four times the Member’s Final Remuneration plus a repayment of the total of the Member’s own contributions to the Scheme.

For the purpose of this Rule “ Final Remuneration” shall be the rate of remuneration payable to the Member at the date of the Member’ death if this definition gives rise to an amount greater than the sum calculated by reference to the definition in Rule 1 hereof.

(b)                                 an annuity on the life of a Dependant (not being a child) of the Member

(c)                                  an annuity in respect of any one or more of the Member’s children.

and any such annuity shall be purchased (according

as the Trustee directs ) from the Life Office or some other life office licenced to carry on assurance business in the Republic of Ireland under the terms of the Insurance Act 1936 or any statutory amendment or re-enactment thereof for the time being in force.

(2)           The lump sum will be held or paid and applied according as the Trustee within two years after the Member’s death decides. The Trustee shall pay the moneys to the Member’s legal personal representative(s) or pay or apply all or any part of the moneys to or for the benefit of any one or more of the Member’s Dependants and if to more than one in such shares as the Trustee shall in its absolute discretion decides.

PROVIDED THAT:

(i)                                     if at the end of the period of two years from the date of the Member’s death any part or all of the said lump sum remains in the hands of the Trustee it will forthwith pay such lump sum to the Member’s legal personal representatives.

(ii)                                  for the purpose of this sub Rule 8(2) the definition of Dependant contained in Rule 1 shall be extended to include any parent or grand parent of the Member and the issue of any parent or grandparent and the spouse of any parent or grandparent or of such issue.

(3)           A children’s annuity will be paid according as the Trustee determines to any one or more of the children in respect of whom it is provided or to such person as is in the opinion of the Trustee best fitted for that purpose to be held or used by such person for the maintenance support and benefit of such child or of any one or more of such children and the receipt of such person shall be a full discharge to the Trustee. A children’s annuity will cease on the attainment by the child to or in respect of whom it is payable of age 18 of age 21 if in receipt of full-time education or on earlier death.

(4)           The amount of a Dependant’s annuity or a child’s annuity shall be restricted if necessary so that when added to all corresponding benefits (i) payable in respect of the Member under other retirement benefits schemes of the Employers or (ii) derived from retirement benefits schemes or from contracts approved under Section 235 and 235A Income Tax Act 1967 relating to earlier employments, except only such amounts as the Revenue Commissioners will permit to be ignored the total does not exceed two-thirds of the maximum pension which could be provided for the Member under Rule 4(7).

(5)           The aggregate amount of the Dependant’s annuity and children’s annuities shall be restricted if necessary so that when added to all corresponding benefits (i) payable in respect of the Member under other retirement benefits schemes of the Employers or (ii) derived from retirement benefits schemes or from contracts approved under Section 235 and 235A Income Tax Act 1967 relating to earlier employments except only such amounts as the Revenue Commissioners will permit to be ignored the total does not exceed  the maximum pension which could be provided for the Member under Rule 4(7).

Take over of Scheme by New Employer	9.

(1)           If an Order or an effective resolution is passed for the winding-up of the  Principal Employer or the Principal Employer has no longer in its employment any Members then any Associated Employer or other person or firm employing a Member of the Scheme (hereinafter called in this Rule the “ New Principal Employer”) may agree with the Principal Employer that the Scheme shall thereafter have effect as if the New Principal Employer were the Principal Employer subject always to the consent of the Life Office.

(2)                                  In the event of such an agreement:

(i)                                     if the assurance or assurances are vested in the Principal Employer they shall become vested in the New Principal Employer or

(ii)                                  if the assurance or assurances are vested in a Trustee other than the Principal Employer they shall become vested in the New Principal Employer or in a Trustee appointed for the purpose by the New Principal Employer subject in either event to the prior approval of the Revenue Commissioners and to any changes which may be therefor necessary to be made herein or in the Declaration of Trust.

Transfers	10.

(1)           If a Member is entitled to benefit under another retirement benefits scheme (in this sub-Rule called “the other scheme”) the Trustee may accept a transfer from the trustees of the other scheme or from other persons having the necessary power under the other scheme of all or part of the assets of the other scheme relating to that Member upon the footing that that Member shall subject to any limitations necessary to secure the continued approval of the Scheme by the Revenue Commissioners be entitled or contingently entitled to such rights and benefits under the Scheme as the Trustee may in its discretion arrange with the trustees of the other scheme or other persons as aforesaid.

PROVIDED ALWAYS that the Trustee shall obtain confirmation of the extent (if any) to which such transfer arises from contributions made by the Member and such transfer to the extent so specified and subject to any arrangement with the trustees of the other scheme or other persons as aforesaid shall be deemed to be made by the Member for the purposes of the Rules.

(2)           The Trustee subject to the approval of a Member may transfer to the trustees or other persons having the necessary powers thereunder of another retirement benefits scheme (in this sub-Rule called “the other scheme”) which is treated by the Revenue Commissioners as an exempt approved scheme pursuant to Section 16 of the Finance Act, or is a retirement benefit scheme approved for the purpose of this sub-Rule by the said Commissioners all or part of the assets of the Scheme relating to that Member upon the footing that that Member shall be entitled or contingently entitled under the other scheme to such benefits in respect of such transfer as the Trustee may arrange with the trustees of the other scheme of other persons as aforesaid.

PROVIDED ALWAYS that

(i)                                     the Member shall not thereafter be entitled to any benefits under the Scheme

and

(ii)                                  the Trustee shall not have any further responsibility in respect of such benefits or arising from such assets after such transfer shall be made

and

(iii)                               any prohibition on a refund of contributions to the Member herein shall be maintained in the other scheme.

Augmentation or Variation of Benefits	11.	Subject always to Clause 3 of the Declaration of Trust the Trustee shall have power to augment or vary the benefits otherwise payable to a Member or his Dependants or children under the Rules .

Tax	12.	The Trustee shall have the power to deduct from any payment under the Scheme a sum not exceeding that of any tax payable by it in respect of such payment.

Discontinuance                                                                                                          13.           The Employers may at any time discontinue payment of premiums under the assurance or assurances relating to any Member. If the Employers discontinue payment of premiums any proceeds of the assurance or assurances relating to that Member which arise on such discontinuance will continue to be held under the relevant policy or policies of assurance for application in accordance with these Rules, unless the Scheme is continued by a new employer of that Member in which event the provisions of Rule 9 shall apply.

PROVIDED ALWAYS        that if there shall be any change in the degree of association between an Associated Employer and the Principal Employer as a consequence of which the Revenue Commissioners indicate that their approval of the Scheme would be adversely affected by the continued participation of such Associated Employer that Associated Employer shall discontinue payment of premiums under the assurance or assurances relating to the Members in its employment and the proceeds of such assurance or assurances which arise on such discontinuance will continue to be held for application under the Rules as aforesaid.

Winding Up                                                                                                                              14.           If and whenever the Scheme is wound up the proceeds of the assurance or assurances relating to each Member shall be applied in the provision by purchase or otherwise from the Life Office or any other life office licensed under the terms of the Insurance Act 1936 to carry on assurance business in the Republic of Ireland of a suitable policy or policies providing benefits for that Member payable under the same conditions as payments receivable hereunder as if the Member was entitled to benefits payable in accordance with Rule 6, Rule 7(1)(b) and Rule 7(2) hereof and subject always to the approval of the Revenue Commissioners.

Excess Benefits                                                                                                             15.           The proceeds of the assurance or assurances shall be applied to provide benefits in accordance with these Rules for the Member or his Dependants or children.

PROVIDED ALWAYS that if any such proceeds cannot be applied in this way they will revert to the Employers unless the Employers have been wound-up.

Marginal Notes                                                                                                             16.           The marginal notes to the Rules shall not affect the interpretation thereof.

[LETTERHEAD OF COYLE HAMILTON LIMITED]

Date	11th August 1994

Strictly Private & Confidential

Mr. Val Mills	[LOGO]
Finance Controller,
Mc Ghan Ltd.,
Kilbride Industrial Estate,
Arklow,
Co. Wicklow.

Dear Val,

Re: Pension Scheme

I refer to my fax dated the 27th July last in connection with the apparent discrepancy between the original investment basis provided by Coyle Hamilton and the current situation.

As you Know Des O’ Sullivan discussed and agreed with you the basis to be used for covering the costs of operating the Scheme at the set up stage. This was on a basis where reduced commission terms on a maximum of 25%(2.5% x term to retirement) would apply.

Although Irish Life did operate the scheme to reflect increased investment due to the reduced commission terms on a maximum of 25% the Scheme was put up on their systems to incorporate an initial unit basis and not on the basis intended whereby there would be no initial units but appropriate allocation of premium units in the first year. I am happy to confirm that following further discussion with Irish Life they have agreed to operate the scheme from inception on the basis confirmed to you by Des O’ Sullivan in his memorandum dated 24th January 1990. However, before I instruct Irish Life to proceed I will telephone you on Monday, on your return from holidays, to ascertain whether this development meets with your agreement.

Perhaps we could meet at your earliest convenience to progress matters.

Yours sincerely,

/s/ John McGovern
John McGovern
Senior Corporate Pensions Consultant

cc. Patrick O. Flood

[LETTER HEAD OF COYLE HAMILTON]

	Date	22nd August 1994

STRICTLY PRIVATE & CONFIDENTIAL

Mr. Val Mills,		[LOGO]
Finance Controller,
Mc Ghan Ltd.,
Kilbride Industrial Estate,
Arklow,
Co. Wicklow.

Dear Val,

RE:   PENSION SCHEME

Following our telephone conversation I can confirm that there is a Continuation Option under the Scheme available.

I look forward to meeting Pat Flood and yourself on Tuesday 6th September next. Accompanying me will be Mr. Ollie Fahey of Irish Life Investment Managers to report on the Scheme's performance. I trust that this is in order.

Kind regards.

Yours sincerely,

/s/ John Mcgovern
JOHN MCGOVERN
SENIOR CORPORATE PENSIONS CONSULTANT

[LOGO OF COYLE HAMILTON]

INVESTMENT MANAGER SURVEY

GROUP PENSION MANAGED FUNDS

FOR THE QUARTER ENDED 30/06/1994

INTRODUCTION

Coyle Hamilton are now pleased to introduce the results of their investment manager survey for the second quarter of 1994.

Eagle Star were the top performing fund for the year to the end of June 1994 with a return of 12.03%. The average return over the year was 6.84%, while inflation for the year was 2.75%.

Fund managers have been ranked on their five year performance figures both on a return and a risk adjusted return basis. The Norwich Union was the best performing manager on both basis over the five year period ended the 30/06/1994.

MARKET COMMENTARY

IRISH EQUITIES

It was another quarter of mixed performance for the Irish equity market with the index up in April and down in May and June. The ISEQ Index fell by a total of 5.2% over the quarter. The reasoning behind this decline is that investors fear rises in inflation and consequently in interest rates over the coming months. On a more positive note the economy continued to strengthen over the quarter which has helped to keep the public finances on larger.

INTERNATIONAL EQUITIES

United Kingdom

Despite indications of continued economic growth the markets greeted the various statistical releases over the quarter with some scepticism. The equity market, while supported by good earnings growth, suffered from inflationary and interest rate fears. The FT—Actuaries All Share Index fell by 7.1% over the quarter.

United States

The Fed. increased official base rates twice during the quarter on the strength of continuing strong economic growth. Despite these hikes the Dollar has remained weak against the Deutschemark and the Yen. This coupled with the worsening trade deficit eroded returns for Irish Punt investors over the quarter. The FT—Actuaries North America Index fell by 5.3% over the quarter.

Europe (Excluding UK)

Economic growth continued over the quarter across Europe. A number of Central Banks cut their short—term interest rates, led by the German Bundesbank, against a background of modest inflationary pressure. European equity markets declined in line with movements in the bond markets. The FT—Actuaries Europe ex—UK Index fell by 6.8% over the quarter.

Japan

Economic recovery continued to be hindered over the quarter by the strength of the Yen. The recently implemented public spending programmes and deregulation processes appear to be going smoothly despite political uncertainty. On a positive note some Japanese corporations have begun to forecast a recovery in profits. The FT— Actuaries Japan Index grew by 5.7% over the quarter.

Pacific Basin (Excluding Japan)

The equity markets of the region generally recovered following the setbacks of the first quarter of 1994. Gains in April and May were offset by falls in June. The weakness of the US Dollar has not helped this region which is historically sensitive to Dollar Exchange rates. The FT—Actuaries Pacific Basin ex Japan Index fell by 4.0% over the quarter.

FIXED INTEREST

The Irish market, following the European trend, recorded negative growth over the quarter. The international bond market weakness is due to the expectation of interest rate increases on foot of continuing growth in all the major world economies.

PROPERTY

Demand remained strong for prime units in the retail sector over the quarter, however demand in other sectors such as the office and industrial sectors was sluggish.

INVESTMENT MANAGER SURVEY

GROUP PENSION MANAGED FUNDS

PERFORMANCE STATISTICS AS AT 30/06/1994

ANNUALISED RETURNS

						5 YEARS
FUND MANAGER	3 MONTHS	6 MONTHS	9 MONTHS	1 YEAR	3 YEARS	RETURN	RANKING	MONTHLY STANDARD DEVIATION	MONTHLY RISK ADJUSTED RETURN(1)	RISK ADJUSTED RETURN BANKING
	%	%	%	%	%	%			%
AIBIM	(3.87)	(5.90)	0.07	6.22	9.21	6.05	11	0.034	0.160	11

CANADA LIFE	(5.84)	(8.00)	1.12	7.48	13.45	9.50	2	0.040	0.208	3

EAGLE STAR	(3.48)	(6.69)	5.35	12.03	17.05	N/A	N/A	N/A	N/A	N/A

FRIENDS PROVIDENT	(6.11)	(9.11)	(0.57)	5.36	8.89	6.27	10	0.035	0.162	10

GRE LIFE	(5.01)	(7.44)	2.94	9.23	10.04	8.09	5	0.036	0.201	5

HIBERNIAN	(4.72)	(9.12)	4.14	8.72	11.26	6.71	8	0.037	0.164	8

INVESTMENT BANK OF IRELAND	(4.44)	(11.03)	1.12	5.77	11.00	8.66	3	0.037	0.206	4

IRISH LIFE	(4.33)	(8.17)	0.41	5.91	8.46	6.53	9	0.034	0.173	7

NEW IRELAND	(4.85)	(7.11)	0.59	5.51	9.16	8.62	4	0.031	0.240	2

NORWICH UNION	(4.99)	(7.61)	(0.06)	4.32	10.84	9.63	1	0.033	0.251	1

PRUDENTIAL LIFE	(5.60)	(7.34)	0.05	4.46	10.90	7.14	7	0.036	0.129	6

STANDARD LIFE	(4.93)	(9.27)	(0.12)	5.83	10.86	7.29	6	0.041	0.163	9

UBIM	(3.30)	(7.40)	1.31	8.08	12.06	N/A	N/A	N/A	N/A	N/A

AVERAGES(2)	(4.73)	(8.02)	1.26	6.84	11.01	7.68

WEIGHTED AVERAGES(3)	(4.73)	(8.52)	0.79	6.38	10.28	7.67

CONSUMER PRICE INDEX(4)	—	—	—	2.75	2.43	2.63

(1)     This index is calculated by dividing the average monthly return over five years by the standard deviation of monthly returns over the same period.

(2)     The average is the average fund return in each time period.

(3)     The weighted average is the average return on a pound invested in each time period.

(4)     The Central Statistics Office publishes CPI figures quarterly. The relevant Index was published as at mid May, 1994

INVESTMENT MANAGER SURVEY

GROUP PENSION MANAGED FUNDS

PERFORMANCE STATISTICS AS AT 30/06/1994

CUMULATIVE RETURNS

							5 YEARS
FUND MANAGER	FUND NAME	3 MONTHS	6 MONTHS	9 MONTHS	1 YEAR	3 YEARS	RETURN	RANKING
		%	%	%	%	%	%
AIBIM	AIPUT MANAGED	(3.87)	(5.90)	0.07	6.22	30.25	34.17	11

CANADA LIFE	PENSION MANAGED	(5.84)	(8.00)	1.12	7.48	46.01	57.18	2

EAGLE STAR	BALANCED	(3.48)	(6.69)	5.35	12.03	60.36	N/A	N/A

FRIENDS PROVIDENT	PENSION MIXED	(6.11)	(9.11)	(0.57)	5.36	29.11	35.52	10

GRE LIFE	MANAGED	(5.01)	(7.44)	2.94	9.23	33.25	47.55	5

HIBERNIAN	GMP MANAGED	(4.72)	(9.12)	4.14	8.72	37.74	38.36	8

INVESTMENT BANK OF IRELAND	EXEMPT UNIT TRUST	(4.44)	(11.03)	1.12	5.77	36.77	51.51	3

IRISH LIFE	PENSION MANAGED I	(4.33)	(8.17)	0.41	5.91	27.58	37.22	9

NEW IRELAND	PENSION MANAGED I	(4.85)	(7.11)	0.59	5.51	30.08	51.19	4

NORWICH UNION	PENSION MANAGED I	(4.99)	(7.61)	(0.06)	4.32	36.16	58.36	1

PRUDENTIAL LIFE	EXEMPT MANAGED	(5.60)	(7.34)	0.05	4.46	36.38	41.16	7

STANDARD LIFE	PENSION MANAGED	(4.93)	(9.27)	(0.12)	5.83	36.25	42.16	6

UBIM	PENSION MANAGED	(3.30)	(7.40)	1.31	8.08	40.71	N/A	N/A

AVERAGES		(4.73)	(8.02)	1.26	6.84	36.97	44.94

CONSUMER PRICE INDEX	—	—	—	2.75	7.48	13.88

INVESTMENT MANAGER SURVEY

GROUP PENSION MANAGED FUNDS

ASSET ALLOCATIONS AS AT 30/06/1994

FUND MANAGER	FUND NAME	SIZE OF FUND	IRISH ENQUITIES	OVERSEAS EQUITIES	IRISH FIXED INTEREST	OVERSEAS FIXED INTEREST	IRISH PROPERTY	OVERSEAS PROPERTY	CASH/ INDEX LINKED
		IR£000%		%	%	%	%	%	%
AIBIM	AIPUT MANAGED	25800	29.90	42.70	17.30	1.90	6.40	0.00	1.80

CANADA LIFE	PENSION MANAGED	68021	31.10	35.40	21.10	6.00	2.70	0.00	3.70

EAGLE STAR	BALANCED	9500	20.00	33.00	30.00	0.00	0.00	0.00	17.00

FRIENDS PROVIDENT	PENSION MIXED	74384	30.24	40.12	17.18	5.39	3.60	0.00	3.47

GRE LIFE	MANAGED	48288	31.94	32.64	14.51	9.28	7.43	0.00	4.21

HIBERNIAN	GMP MANAGED	19118	22.00	43.50	26.10	0.00	3.10	0.00	5.30

INVESTMENT BANK OF IRELAND	EXEMPT UNIT TRUST	138000	21.90	52.70	15.50	3.20	4.90	0.00	1.80

IRISH LIFE	PENSION MANAGED 1	170100	25.00	38.10	18.50	4.40	5.70	2.60	5.70

NEW IRELAND	PENSION MANAGED 1	118682	25.10	46.40	14.70	0.90	5.90	0.20	6.80

NORWICH UNION	PENSION MANAGED 1	4016	33.00	31.00	26.00	0.00	4.00	0.00	6.00

PRUDENTIAL LIFE	EXEMPT MANAGED	4500	33.00	32.00	27.00	0.00	2.00	0.00	6.00

STANDARD LIFE	PENSION MANAGED	113243	30.80	33.40	25.70	2.50	0.50	0.50	6.60

UBIM	PENSION MANAGED	67000	22.40	34.00	15.20	3.10	8.30	0.00	17.00

AVERAGES		66204	27.41	38.07	20.68	2.82	4.19	0.25	6.57

INVESTMENT MANAGER SURVEY

GROUP PENSION MANAGED FUNDS

OVERSEAS EQUITY ALLOCATIONS AS AT 30/06/1994

FUND MANAGER	FUND NAME	UNITED KINGDOM	UNITED STATES	EUROPEAN (EX. UK)	FAR EAST (EX. JAPAN)	JAPAN	OTHERS	TOTAL
		%	%	%	%	%	%	%
AIBIM	AIPUT MANAGED	11.70	5.90	7.90	5.30	11.90	0.00	42.70

CANADA LIFE	PENSION MANAGED	9.70	4.40	9.50	5.70	6.10	0.00	35.40

EAGLE STAR	BALANCED	8.00	6.00	11.00	0.00	8.00	0.00	33.00

FRIENDS PROVIDENT	PENSION MIXED	9.64	7.87	8.51	6.44	7.66	0.00	40.12

GRE LIFE	MANAGED	7.29	7.72	7.17	4.84	5.62	0.00	32.64

HIBERNIAN	GMP MANAGED	10.60	8.00	8.30	5.10	11.50	0.00	43.50

INVESTMENT BANK OF IRELAND	EXEMPT UNIT TRUST	10.00	23.80	8.60	0.90	9.40	0.00	52.70

IRISH LIFE	PENSION MANAGED 1	8.70	7.60	9.00	5.40	7.40	0.00	38.10

NEW IRELAND	PENSION MANAGED 1	8.80	14.80	10.90	2.90	8.30	0.70	46.40

NORWICH UNION	PENSION MANAGED 1	8.00	7.00	6.00	4.00	6.00	0.00	31.00

PRUDENTIAL LIFE	EXEMPT MANAGED	10.00	2.00	9.00	3.00	6.00	2.00	32.00

STANDARD LIFE	PENSION MANAGED	8.10	5.40	9.50	4.60	5.80	0.00	33.40

UBIM	PENSION MANAGED	8.00	5.80	8.00	4.30	7.90	0.00	34.00

AVERAGES		9.12	8.18	8.72	4.04	7.81	0.21	38.07

Coyle Hamilton Limited, through its Employee Benefits & Investments Division provides a comprehensive range of services including:

PENSIONS AND EMPLOYEE BENEFITS

Consultancy Services

Benefits Design

Pension Scheme Reviews

Member Counselling

Member Communications

Additional Voluntary Contributions

Actuarial Services

Actuarial Valuations

SSAP 24 / FAS 87 Requirements

Mergers & Acquisitions

Investment Services

Investment Performance Monitoring

Investment Manager Selection

Advice on Long Term Asset Allocation

Legal Services

Pension Scheme Documentation

Pensions Act / Revenue Compliance

Explanatory Booklets

Trusteeship Services

Independent Corporate Trusteeship

Trustee Training Courses

Administration Services

Defined Benefit Schemes

Defined Contribution Schemes

Small Self Administered Schemes

Group Life & Disability Schemes

Computerised Record Keeping

PERSONAL & COMMERCIAL FINANCIAL PLANNING

Personal and Family Protection Educational Fees Funding Inheritance Tax Planning Personal Investment	Keyman Insurance Co-Directors Insurances Commercial Mortgages Serious Illness Schemes

If you need further information on any of the above services please contact your local Consultant/Director

Contact : John McGovern

7/9 South Leinster Street

Dublin 2

Telephone (01) 6616211

Facsimile (01) 6611321

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© Coyle Hamilton Limited, July 1994

Funds report
for pension investors
— exempt funds

[LOGO OF IRISH LIFE]

Second quarter 1994

Investment strategy

The investment strategy for the Exempt Active and Exempt Managed funds in the first quarter was to focus on defensive assets (cash and property) to protect the fund against short term uncertainty associated with rising US interest rates.

However, we believe that the reaction by equity and fixed interest markets to the threat of rising inflation in the US has been overdone and that both equity and fixed interest markets will recover from current levels.  Therefore we will maintain our overall equity and fixed interest investments in the funds.

Within the equity portfolio we have reduced the exposure to the Pacific Basin markets significantly after their very strong run last year, with the majority of the reduction concentrated in Hong Kong, preferring to invest in Japan where the downside risk is limited and the economy is expected to recover this year.

We have also increased our US equity holdings taking advantage of the recent weakness to invest in a market which offers liquidity and earnings visibility as the economy is more advanced into recovery.

We also continue to favour property in the typical Irish Life pension fund as it continues to lag other assets and we would expect it to be one of the better performing assets in 1994.

Looking ahead, in the short term we are likely to increase cash in the Exempt Active and Exempt Managed funds, mainly from cashflow, but once market conditions stabilise we will look to buy undervalued assets.

Market overview

Most markets made further gains in January on expectation of low inflation, low interest rates and good corporate earnings growth.  However, on the 4th of February the US central bank raised short term interest rates by 0.25% and subsequently raised them again twice, each time by 0.25%.  This, together with high economic growth in the fourth quarter of 1993 in the US raised fears that inflation may pick up in the months ahead causing the US bond market to fall taking the rest of the world’s bond and equity markets as well as the US equity market with it.

The exent of the downturn was heavily influenced by the presence of large short term investors, such as hedge funds, whose ability to sustain capital losses is limited, and who are hence forced sellers in a falling market.

This period of market turmoil emphasises the importance of operating a balanced approach to portfolio management, as we have consistently maintained.

The best performing market in the quarter was Japan, where foreign purchasing and another government package of economic stimulus drove the market ahead by 16%.  This appeared to be at the expense of the other Pacific markets which collectively were down 19% after the strong gains last year.

The Irish equity market also performed relatively well, with the decline of 3% being lower than experienced either in the UK or the US.  The corporate earnings season has produced stronger than expected results from most of the major companies.

The Irish fixed interest market, on the other hand, was heavily influenced by the UK, which was among the poorer performers over the quarter.

The Irish property market continued the recovery established towards the end of last year giving a return of almost 2% for the quarter.

Our forecasts continue to suggest that many fundamentally positive features which we have previously identified remain in tact.

There seems to be little expected upward pressure on inflation outside the US.  Even in the US we are not unduly pessimistic about the levels which inflation might reach.

We continue to believe that European short term interest rates will fall over the remainder of the year, as indeed they did during the first quarter.

Economic growth in the major economies may turn out to be somewhat better than previously forecast and the corporate sector is generally showing better ability to translate this growth into increased earnings than many analysts had predicted.

On balance, therefore, we believe that market reaction to the rises in US interest rates has been overdone, and we expect both equity and fixed interest market values to recover from their current levels.

Market overview

Total gross return to 31 March 1994

	3 months % Growth		6 months % Growth		12 months % Growth
Irish gifts (market prices)	Local Currency	Irish Pounds	Local Currency	Irish Pounds	Local Currency	Irish Pounds
Long Dated	-7.6	-7.6	0.6	0.6	13.6	13.6
All Stocks	-3.7	-3.7	1.0	1.0	11.4	11.4

Equities
Ireland	-3.5	-3.5	9.4	9.4	22.6	22.6
U.K.	-6.3	-7.8	5.5	4.5	15.1	19.3
U.S.	-3.8	-5.7	-1.5	-1.7	1.5	6.7
Pacific ex Japan	-17.9	-18.6	14.1	15.7	41.2	47.7
Japan	8.8	15.9	-3.5	-0.6	10.0	29.3
Europe ex UK	-2.3	0.1	10.5	9.9	26.6	29.5
Germany	-3.8	-1.9	12.3	10.2	27.0	29.0
France	-5.5	-4.1	4.2	3.8	13.2	14.3
Australia	-4.9	-3.7	6.0	14.9	26.9	32.5

How our funds have performed

Pension Fund	Launch date	3 months % growth	6 months % growth	1 year % growth	3 years % growth per year	5 years % growth per year	Since launch %growth per year
Active	1 January 1989	-4.0	5.0	18.4	9.4	9.5	12.0

Managed	1 April 1978	-4.1	4.7	17.7	9.3	7.4	16.5

Guaranteed	1 January 1989	1.3	5.9	17.4	11.1	9.0	10.6

Cash	1 April 1978	1.5	2.9	6.3	9.6	9.7	12.4

Property	1 January 1991	1.8	9.5	12.7	1.7	6.5	8.5

Equity	1 January 1991	-4.1	6.6	22.1	10.2	7.6	16.4

Fixed interest	1 January 1991	-6.3	-1.0	11.1	12.8	10.0	15.6

How our funds are invested - managed funds

[CHART OF EXEMPT ACTIVE FUND]

Irish Equities	26.1%
Cash	5.0%
Fixed Interest	19.6%
Property	7.5%
International Equities	41.8%

[CHART OF EXEMPT MANAGED FUND]

Irish Equities	25.3%
Cash	4.1%
Fixed Interest	24.9%
Property	6.8%
International Equities	39%